Exhibit 99.1

Rogers Corporation Appoints Ganesh Moorthy to Its Board of Directors

ROGERS, Conn.--(BUSINESS WIRE)--July 17, 2013--Rogers Corporation (NYSE: ROG) today announced that its Board of Directors appointed Ganesh Moorthy to serve as a member of the Company’s Board. This addition fills a vacancy on the Board due to a recent director retirement.

Mr. Moorthy is Chief Operating Officer of Microchip Technology Incorporated, a NYSE listed company. Microchip Technology Inc. is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Mr. Moorthy has held a number of positions with Microchip since 2001, including Vice President of several Microchip divisions and Executive Vice President.

“We are very pleased to have Ganesh Moorthy join Rogers Board of Directors," said Bruce Hoechner, President and Chief Executive Officer of Rogers Corporation. "Mr. Moorthy’s extensive background in a number of our key industries and his global expertise in business and technology leadership make him an excellent addition to our Board.”

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global technology leader in specialty materials and components for consumer electronics, power electronics, mass transit, clean technology, and telecommunications infrastructure. With more than 180 years of materials science and engineering experience, Rogers provides product designers with solutions to help them power, protect and connect our world with greater reliability, efficiency and performance. Rogers’ three core businesses include Power Electronics Solutions for high-voltage rail traction, energy efficient motor drives, wind and solar power conversion; High Performance Foams for cushioning, sealing and impact protection in tablets and smart phones, aircraft, rail and automotive interiors, sporting goods, apparel and gear; and Printed Circuit Materials for wireless infrastructure, power amplifiers, smart antennas, and radar systems for automotive and defense applications. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Statements in this press release, including but not limited to projections of financial results that are not strictly historical may be deemed to be “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and are subject to uncertainties and risks. These uncertainties and risks include, but are not limited to, changing business, economic, and political conditions both in the United States and in other countries, particularly in light of the global sovereign debt issues, market demand and pricing, the possibility that anticipated benefits of acquisitions may not materialize as expected, competitive and cost factors, unanticipated delays or problems in completing our planned operational enhancements to various facilities, rapid technological change, new product introductions, legal proceedings, and the like. Forward looking statements in this press release should be evaluated together with these as well as the other uncertainties and risks that affect Rogers Corporation’s business, particularly those discussed in its most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward looking statements. All information in this press release is as of July 17, 2013 and Rogers undertakes no duty to update this information unless required by law.

CONTACT:
Rogers Corporation
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
Fax: 860-779-5509
william.tryon@rogerscorp.com
or
Website Address:
http://www.rogerscorp.com